250 Glen Street
Glens Falls, NY 12801

NASDAQ® Symbol: “AROW“
Website: arrowfinancial.com

Media Contact: Rachael Murray
P: (518) 742-6505
E: rachael.murray@arrowbank.com

FOR IMMEDIATE RELEASE

Arrow Reports 1st Quarter Net Income of $6.3 Million, or $0.38 per Share, and Declares 2nd Quarter Dividend of $0.28 per Share

GLENS FALLS, N.Y. (May 1, 2025) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or "the Company") announced financial results for the three-month period ended March 31, 2025. Reported net income for the first quarter of 2025 was $6.3 million and fully diluted earnings per share ("EPS") was $0.38, versus $4.5 million and EPS of $0.27 for the fourth quarter of 2024.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.28 per share payable May 23, 2025 to shareholders of record as of May 13, 2025.

The quarter was adversely impacted by the recognition of a specific reserve of $3.75 million ($0.17 per share) related to a $15 million commercial real estate loan participation secured by properties in two office parks in upstate New York, where Arrow is a 22% participant in a $67 million multi-bank lending facility as previously reported in a Form 8-K filed April 16, 2025.

This quarter's results also reflect approximately $0.6 million ($0.03 per share) of non-core unification costs related to Arrow’s planned July 2025 system conversion and operational merger of its two banking subsidiaries.

This Earnings Release and related commentary should be read in conjunction with the Company's May 1, 2025 Form 8-K and related First Quarter 2025 Investor Presentation, which can also be found on Arrow's website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

“We delivered another quarter of strong margin expansion along with continued loan growth, further improving core profitability during these volatile economic times. We continue to execute on our strategic initiatives for continued growth, including expanding our Corporate Banking Team in the Capital Region of New York state. Our overall credit quality remains extremely strong, despite the recent development in one of our larger commercial credit exposures. We believe this to be an isolated incident as all credit metrics outside of this particular exposure are trending favorably. Furthermore, we are moving closer to finalizing our bank unification efforts to better serve our growing market and drive stronger operating performance under one brand.”

First-Quarter Highlights and Key Metrics

•Net Income of $6.3 million (EPS of $0.38)
•Record Net Interest Income of $31.4 million

•Net Interest Margin improved to 3.07% (3.08% FTE1), up from 2.83% (2.85% FTE) in the prior quarter
•Deposit balances increased to $4.0 billion, resulting in a Loan-to-Deposit ratio of 86.1%
•Cost of interest-bearing deposits decreased by 23 bps in the quarter to 2.41%
•Year-to-date loan growth of approximately $22 million2 (2.5% annualized), despite an increase in loan pay-offs and sale activity
•Quarter-end loan exit rates increased to 5.45% at March 31, 2025 vs. 5.40% at December 31, 2024
•Tangible Book Value increased to $22.72
•Repurchased $3.4 million shares (128,047 shares at an average cost of $26.48 per share)
•Increased share repurchase authority by $5.0 million, resulting in a total of $6.6 million available
•Return on Average Assets (ROA) improved to 0.59%, up from 0.41% in the previous quarter
•Excluding the impact of the specific reserve and unification related expenses, ROA was 0.91%

Income Statement

•Net Income: Net income for the first quarter of 2025 was $6.3 million, increasing from $4.5 million in the fourth quarter of 2024.
◦Compared to the prior quarter, net income benefited from an increase of $1.7 million in net interest income and an increase in non-interest income of $3.6 million, partially offset by an increase in the provision for credit losses of $2.2 million and a slight increase in non-interest expense of $207 thousand.

•Net Interest Income: Net interest income for the first quarter of 2025 was $31.4 million, increasing 5.6% from $29.7 million for the fourth quarter of 2024.
◦Total interest and dividend income was $50.4 million for the first quarter of 2025, a decrease from $50.9 million in the fourth quarter of 2024. Interest expense for the first quarter of 2025 was $19.0 million, a decrease from $21.2 million for the fourth quarter of 2024. The decrease in interest expense from the prior quarter was driven primarily by active management of deposit rates, partially offset by changes in deposit composition.

•Net Interest Margin: Net interest margin, on an FTE basis, for the first quarter of 2025 increased to 3.08%, compared to 2.85% for the fourth quarter of 2024. The increase in net interest margin compared to the fourth quarter in 2024 was primarily the result of continued yield expansion on earning assets combined with the moderating cost of interest-bearing liabilities. Net interest margin is negatively affected by deposits continuing to migrate to higher cost products, such as money market savings and time deposits, while being positively impacted by repricing of higher cost time deposits.

1 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.
2 Includes both $3.3 million fair value hedge adjustment at March 31, 2025 and $2.2 million fair value hedge adjustment at December 31, 2024.

	Three Months Ended
	(Dollars in Thousands)
	March 31, 2025	December 31, 2024	March 31, 2024
Interest and Dividend Income	$50,366	$50,901	$46,677
Interest Expense	19,009	21,214	20,222
Net Interest Income	31,357	29,687	26,455
Average Earning Assets(A)	4,143,939	4,167,039	4,085,398
Average Interest-Bearing Liabilities	3,184,196	3,185,215	3,108,093

Yield on Earning Assets(A)	4.93%	4.86%	4.60%
Cost of Interest-Bearing Liabilities	2.42	2.65	2.62
Net Interest Spread	2.51	2.21	1.98
Net Interest Margin	3.07	2.83	2.60
Net Interest Margin - FTE	3.08	2.85	2.62

(A) Includes Nonaccrual Loans.
•Provision for Credit Losses: For the first quarter of 2025, the provision for credit losses was $5.0 million compared to $2.9 million in the fourth quarter of 2024. The primary driver of the increase was Arrow's recognition of a $3.75 million specific reserve on a $15 million commercial real estate loan. Other drivers for the provision for credit losses in the first quarter of 2025 were charge-offs, growth in loan balances and changes to the economic forecast factors embedded in the credit loss allowance model. Subsequent to March 31, 2025, the bank group foreclosed on the collateral related to the above referenced commercial real estate loan.

•Non-Interest Income: Non-interest income for the three months ended March 31, 2025, was $7.8 million, an increase from $4.2 million in the fourth quarter of 2024. The increase from the prior quarter was primarily attributable to the absence of a $3.0 million pre-tax loss related to the investment portfolio repositioning as well as a $0.7 million pre-tax charge related to legacy branding, both recognized in the fourth quarter of 2024.

•Non-Interest Expense: Non-interest expense for the first quarter of 2025 was $26.0 million, an increase from $25.8 million in the fourth quarter of 2024. The first quarter of 2025 included unification expenses of approximately $0.6 million. The unification expenses were primarily comprised of project management and information technology costs related to the July 2025 system conversion. Arrow continues to focus on overall expense management.

•Provision for Income Taxes: The provision for income taxes and effective tax rate were $1.8 million and 22.4%, for the first quarter of 2025, and $0.8 million and 14.4%, for the fourth quarter of 2024. The increase in the effective tax rate from the fourth quarter of 2024 was primarily attributable to the change in pre-tax income combined with a change in the amount of tax advantaged earning assets as a percentage of total earning assets.

Balance Sheet

•Total Assets: Total assets were $4.4 billion at March 31, 2025, an increase of $142.5 million, or 3.3%, as compared to December 31, 2024. For the first quarter of 2025, overall growth in the balance sheet was attributable to changes in cash balances, primarily from seasonal municipal and corporate deposits, as well as growth in the loan portfolio.

•Investments: Total investments were $553.0 million as of March 31, 2025, a decrease of $17.8 million, or 3.1%, compared to December 31, 2024. The decrease from December 31, 2024 was driven primarily by paydowns and maturities. There were no credit quality issues related to the investment portfolio.

•Loans3: Total loans were $3.4 billion as of March 31, 2025. Loan growth for the first quarter of 2025 was $22.3 million. Loan growth was primarily driven by an increase in residential real estate loans. Please see the loan detail included in the Consolidated Financial Information table on page 12.

•Allowance for Credit Losses: The allowance for credit losses was $37.8 million as of March 31, 2025, which represented 1.11% of loans outstanding, as compared to $33.6 million, or 0.99%, at December 31, 2024. The increase in the allowance for credit losses was primarily driven by the recognition of the specific reserve of $3.75 million. Excluding the specific reserve, the coverage ratio for the allowance for credit loses was 1.00%. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.10% for the three-month period ended March 31, 2025, as compared to 0.06% for the three-month period ended December 31, 2024. Nonperforming assets were $19.5 million as of March 31, 2025, representing 0.44% of period-end assets, compared to 0.50% at December 31, 2024.
•Deposits: At March 31, 2025, deposit balances were $4.0 billion, an increase of $140.2 million from December 31, 2024. The increase from December 31, 2024 was primarily attributable to the seasonality of municipal deposits as well as an additional $125.0 million of brokered CDs. The brokered CDs partially replaced previous wholesale funding sources and are part of a cash flow hedge using interest rate swaps to reduce overall funding costs. Please refer to page 7 for further details related to deposits.

•Capital: Total stockholders’ equity was $404.4 million at March 31, 2025, an increase of $3.5 million, or 0.9%, from December 31, 2024. The increase from December 31, 2024 was primarily attributable to net income of $6.3 million and other comprehensive income of $4.9 million offset by dividends of $4.7 million and share repurchases of $3.4 million. Arrow's regulatory capital ratios remain strong. As of March 31, 2025, Arrow's Common Equity Tier 1 Capital Ratio was 12.59% and Total Risk-Based Capital Ratio was 14.48%. The capital ratios of Arrow and its subsidiary bank continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•BauerFinancial Ratings: Arrow Bank National Association ("Arrow Bank") received a 5-Star Superior rating from BauerFinancial, Inc., the nation’s premier bank rating firm. Arrow Bank has earned this designation for 72 consecutive quarters, securing its prominent position as an “Exceptional Performance Bank.”
——————

About Arrow: Arrow Financial Corporation is a holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Arrow Bank, a full-service commercial bank, and Upstate Agency, LLC, a comprehensive insurance agency. Other subsidiaries include North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible book value, tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent net interest margin and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance
3 Excludes both $3.3 million fair value hedge adjustment at March 31, 2025 and $2.2 million fair value hedge adjustment at December 31, 2024.

with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended:
	March 31, 2025	December 31, 2024	March 31, 2024
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$44,550	$44,703	$40,376
Interest on Deposits at Banks	1,621	2,880	2,447
Interest and Dividends on Investment Securities:
Fully Taxable	3,608	2,728	3,186
Exempt from Federal Taxes	587	590	668
Total Interest and Dividend Income	50,366	50,901	46,677
INTEREST EXPENSE
Interest-Bearing Checking Accounts	1,803	1,932	1,641
Savings Deposits	9,483	11,144	10,230
Time Deposits over $250,000	1,811	1,815	1,973
Other Time Deposits	5,529	5,906	5,083
Borrowings	167	198	1,076
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	169	172	171
Interest on Financing Leases	47	47	48
Total Interest Expense	19,009	21,214	20,222
NET INTEREST INCOME	31,357	29,687	26,455
Provision for Credit Losses	5,019	2,854	617
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	26,338	26,833	25,838
NON-INTEREST INCOME
Income From Fiduciary Activities	2,535	2,615	2,457
Fees for Other Services to Customers	2,600	2,762	2,543
Insurance Commissions	1,826	1,848	1,682
Net Gain (Loss) on Securities	317	(3,072)	17
Net Gain on Sales of Loans	101	74	4
Other Operating Income	460	—	1,155
Total Non-Interest Income	7,839	4,227	7,858
NON-INTEREST EXPENSE
Salaries and Employee Benefits	13,555	13,332	12,893
Occupancy Expenses, Net	2,022	1,870	1,771
Technology and Equipment Expense	5,087	5,119	4,820
FDIC Assessments	670	664	715
Other Operating Expense	4,711	4,853	3,813
Total Non-Interest Expense	26,045	25,838	24,012
INCOME BEFORE PROVISION FOR INCOME TAXES	8,132	5,222	9,684
Provision for Income Taxes	1,822	752	2,024
NET INCOME	$6,310	$4,470	$7,660
Average Shares Outstanding:
Basic	16,665	16,718	16,865
Diluted	16,673	16,739	16,867
Per Common Share:
Basic Earnings	$0.38	$0.26	$0.45
Diluted Earnings	0.38	0.27	0.45

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and Due From Banks	$32,965	$27,422
Interest-Bearing Deposits at Banks	268,481	127,124
Investment Securities:
Available-for-Sale at Fair Value	445,744	463,111
Held-to-Maturity (Fair Value of $96,335 at March 31, 2025 and $96,586 at December 31, 2024)	97,492	98,261
Equity Securities	5,372	5,055
Other Investments	4,353	4,353
Loans	3,416,868	3,394,541
Allowance for Credit Losses	(37,771)	(33,598)
Net Loans	3,379,097	3,360,943
Premises and Equipment, Net	59,919	59,717
Goodwill	23,789	23,789
Other Intangible Assets, Net	1,954	2,058
Other Assets	129,719	134,515
Total Assets	$4,448,885	$4,306,348
LIABILITIES
Noninterest-Bearing Deposits	697,374	702,978
Interest-Bearing Checking Accounts	924,200	810,834
Savings Deposits	1,532,385	1,520,024
Time Deposits over $250,000	182,552	191,962
Other Time Deposits	631,654	602,132
Total Deposits	3,968,165	3,827,930
Borrowings	8,600	8,600
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	4,979	5,005
Other Liabilities	42,732	43,912
Total Liabilities	4,044,476	3,905,447
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at March 31, 2025 and December 31, 2024	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at March 31, 2025 and December 31, 2024)	22,067	22,067
Additional Paid-in Capital	413,469	413,476
Retained Earnings	78,827	77,215
Accumulated Other Comprehensive Loss	(13,520)	(18,453)
Treasury Stock, at Cost (5,397,029 Shares at March 31, 2025 and 5,323,638 Shares at December 31, 2024)	(96,434)	(93,404)
Total Stockholders’ Equity	404,409	400,901
Total Liabilities and Stockholders’ Equity	$4,448,885	$4,306,348

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net Income	$6,310	$4,470	$8,975	$8,604	$7,660

Share and Per Share Data:
Period End Shares Outstanding	16,670	16,743	16,734	16,723	16,710
Basic Average Shares Outstanding	16,665	16,718	16,710	16,685	16,865
Diluted Average Shares Outstanding	16,673	16,739	16,742	16,709	16,867
Basic Earnings Per Share	$0.38	$0.26	$0.54	$0.52	$0.45
Diluted Earnings Per Share	0.38	0.27	0.53	0.52	0.45
Cash Dividend Per Share	0.280	0.280	0.270	0.270	0.270

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$146,023	$233,469	$154,937	$159,336	$178,452
Investment Securities	591,841	579,107	590,352	644,192	671,105
Loans	3,406,075	3,354,463	3,329,873	3,280,285	3,235,841
Deposits	3,825,124	3,847,691	3,672,128	3,678,957	3,693,325
Other Borrowed Funds	48,375	49,090	134,249	131,537	122,033
Stockholders' Equity	404,394	393,696	387,904	378,256	379,446
Total Assets	4,324,917	4,339,833	4,245,597	4,237,359	4,245,484
Return on Average Assets, annualized	0.59%	0.41%	0.84%	0.82%	0.73%
Return on Average Equity, annualized	6.33%	4.52%	9.20%	9.15%	8.12%
Return on Average Tangible Equity, annualized [1]	6.76%	4.84%	9.79%	9.74%	8.64%
Average Earning Assets	$4,143,939	$4,167,039	$4,075,162	$4,083,813	$4,085,398
Average Paying Liabilities	3,184,196	3,185,215	3,085,066	3,127,417	3,108,093
Interest Income	50,366	50,901	49,443	47,972	46,677
Tax-Equivalent Adjustment [2]	155	157	149	163	176
Interest Income, Tax-Equivalent [2]	50,521	51,058	49,592	48,135	46,853
Interest Expense	19,009	21,214	21,005	20,820	20,222
Net Interest Income	31,357	29,687	28,438	27,152	26,455
Net Interest Income, Tax-Equivalent [2]	31,512	29,844	28,587	27,315	26,631
Net Interest Margin, annualized	3.07%	2.83%	2.78%	2.67%	2.60%
Net Interest Margin, Tax-Equivalent, annualized [2]	3.08%	2.85%	2.79%	2.69%	2.62%

Efficiency Ratio Calculation: [3]
Non-Interest Expense	$26,045	$25,838	$24,100	$23,318	$24,012
Less: Intangible Asset Amortization	81	89	78	40	41
Net Non-Interest Expense	$25,964	$25,749	$24,022	$23,278	$23,971
Net Interest Income, Tax-Equivalent	$31,512	$29,844	$28,587	$27,315	$26,631
Non-Interest Income	7,839	4,227	8,133	7,856	7,858
Less: Net Gain(loss) on Securities	317	(3,072)	94	54	17
Net Gross Income	$39,034	$37,143	$36,626	$35,117	$34,472
Efficiency Ratio	66.52%	69.32%	65.59%	66.29%	69.54%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$404,409	$400,901	$393,311	$383,018	$377,986
Book Value per Share	24.26	23.94	23.50	22.90	22.62
Goodwill and Other Intangible Assets, net	25,743	25,847	25,979	22,800	22,891
Tangible Book Value per Share [1]	22.72	22.40	21.95	21.54	21.25

Capital Ratios:[4]
Tier 1 Leverage Ratio	9.61%	9.60%	9.78%	9.74%	9.63%
Common Equity Tier 1 Capital Ratio	12.59%	12.71%	12.77%	12.88%	12.84%
Tier 1 Risk-Based Capital Ratio	13.23%	13.35%	13.41%	13.53%	13.50%
Total Risk-Based Capital Ratio	14.48%	14.47%	14.46%	14.57%	14.57%

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.
Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which Arrow believes provide investors with information that is useful in understanding its financial performance.

		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
	Total Stockholders' Equity (GAAP)	$404,409	$400,901	$393,311	$383,018	$377,986
	Less: Goodwill and Other Intangible assets, net	25,743	25,847	25,979	22,800	22,891
	Tangible Equity (Non-GAAP)	$378,666	$375,054	$367,332	$360,218	$355,095

	Period End Shares Outstanding	16,670	16,743	16,734	16,723	16,710
	Tangible Book Value per Share (Non-GAAP)	$22.72	$22.40	$21.95	$21.54	$21.25
	Net Income	6,310	4,470	8,975	8,604	7,660
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	6.76%	4.84%	9.79%	9.74%	8.64%

2.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.
		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
	Interest Income (GAAP)	$50,366	$50,901	$49,443	$47,972	$46,677
	Add: Tax-Equivalent adjustment (Non-GAAP)	155	157	149	163	176
	Interest Income - Tax Equivalent (Non-GAAP)	$50,521	$51,058	$49,592	$48,135	$46,853
	Net Interest Income (GAAP)	$31,357	$29,687	$28,438	$27,152	$26,455
	Add: Tax-Equivalent adjustment (Non-GAAP)	155	157	149	163	176
	Net Interest Income - Tax Equivalent (Non-GAAP)	$31,512	$29,844	$28,587	$27,315	$26,631
	Average Earning Assets	$4,143,939	$4,167,039	$4,075,162	$4,083,813	$4,085,398
	Net Interest Margin (Non-GAAP)*	3.08%	2.85%	2.79%	2.69%	2.62%

3.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

4.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The March 31, 2025 CET1 ratio listed in the tables (i.e., 12.59%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
	Total Risk Weighted Assets	$3,143,547	$3,126,364	$3,110,178	$3,072,922	$3,049,525
	Common Equity Tier 1 Capital	395,900	397,285	397,122	395,691	391,706
	Common Equity Tier 1 Ratio	12.59%	12.71%	12.77%	12.88%	12.84%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	March 31, 2025			March 31, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$146,023	$1,621	4.50%	$178,452	$2,447	5.52%
Investment Securities:
Fully Taxable	499,903	3,608	2.93	550,538	3,186	2.33
Exempt from Federal Taxes	91,938	587	2.59	120,567	668	2.23
Loans (1)	3,406,075	44,550	5.30	3,235,841	40,376	5.02
Total Earning Assets (1)	4,143,939	50,366	4.93	4,085,398	46,677	4.60
Allowance for Credit Losses	(33,691)			(31,416)
Cash and Due From Banks	31,515			29,804
Other Assets	183,154			161,698
Total Assets	$4,324,917			$4,245,484
Deposits:
Interest-Bearing Checking Accounts	$840,571	1,803	0.87	$830,918	1,641	0.79
Savings Deposits	1,515,961	9,483	2.54	1,481,001	10,230	2.78
Time Deposits of $250,000 or More	186,159	1,811	3.95	177,328	1,973	4.47
Other Time Deposits	593,130	5,529	3.78	496,813	5,083	4.11
Total Interest-Bearing Deposits	3,135,821	18,626	2.41	2,986,060	18,927	2.55
Borrowings	23,378	167	2.90	96,984	1,076	4.46
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	169	3.43	20,000	171	3.44
Finance Leases	4,997	47	3.81	5,049	48	3.82
Total Interest-Bearing Liabilities	3,184,196	19,009	2.42	3,108,093	20,222	2.62
Noninterest-Bearing Deposits	689,303			707,265
Other Liabilities	47,024			50,680
Total Liabilities	3,920,523			3,866,038
Stockholders’ Equity	404,394			379,446
Total Liabilities and Stockholders’ Equity	$4,324,917			$4,245,484
Net Interest Income		$31,357			$26,455
Net Interest Spread			2.51%			1.98%
Net Interest Margin			3.07%			2.60%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	March 31, 2025			December 31, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$146,023	$1,621	4.50%	$233,469	$2,880	4.91%
Investment Securities:
Fully Taxable	499,903	3,608	2.93	484,860	2,728	2.24
Exempt from Federal Taxes	91,938	587	2.59	94,247	590	2.49
Loans (1)	3,406,075	44,550	5.30	3,354,463	44,703	5.30
Total Earning Assets (1)	4,143,939	50,366	4.93	4,167,039	50,901	4.86
Allowance for Credit Losses	(33,691)			(31,529)
Cash and Due From Banks	31,515			30,706
Other Assets	183,154			173,617
Total Assets	$4,324,917			$4,339,833
Deposits:
Interest-Bearing Checking Accounts	$840,571	1,803	0.87	$802,808	1,932	0.96
Savings Deposits	1,515,961	9,483	2.54	1,567,455	11,144	2.83
Time Deposits of $250,000 or More	186,159	1,811	3.95	183,325	1,815	3.94
Other Time Deposits	593,130	5,529	3.78	582,537	5,906	4.03
Total Interest-Bearing Deposits	3,135,821	18,626	2.41	3,136,125	20,797	2.64
Borrowings	23,378	167	2.90	24,089	198	3.27
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	169	3.43	20,000	172	3.42
Finance Leases	4,997	47	3.81	5,001	47	3.74
Total Interest-Bearing Liabilities	3,184,196	19,009	2.42	3,185,215	21,214	2.65
Noninterest-Bearing Deposits	689,303			711,566
Other Liabilities	47,024			49,356
Total Liabilities	3,920,523			3,946,137
Stockholders’ Equity	404,394			393,696
Total Liabilities and Stockholders’ Equity	$4,324,917			$4,339,833
Net Interest Income		$31,357			$29,687
Net Interest Spread			2.51%			2.21%
Net Interest Margin			3.07%			2.83%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	3/31/2025	12/31/2024
Loan Portfolio
Commercial Loans	$154,275	$158,991
Commercial Real Estate Loans	804,015	796,365
Subtotal Commercial Loan Portfolio	958,290	955,356
Consumer Loans	1,118,735	1,118,981
Residential Real Estate Loans	1,339,843	1,320,204
Total Loans	$3,416,868	$3,394,541
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$33,598	$31,262
Loans Charged-off	(1,550)	(1,333)
Less Recoveries of Loans Previously Charged-off	704	815
Net Loans Charged-off	(846)	(518)
Provision for Credit Losses	5,019	2,854
Allowance for Credit Losses, End of Quarter	$37,771	$33,598
Nonperforming Assets
Nonaccrual Loans	$18,612	$20,621
Loans Past Due 90 or More Days and Accruing	405	398
Loans Restructured and in Compliance with Modified Terms	16	20
Total Nonperforming Loans	19,033	21,039
Repossessed Assets	426	382
Other Real Estate Owned	—	76
Total Nonperforming Assets	$19,459	$21,497

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.10%	0.06%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.60%	0.34%
Allowance for Credit Losses to Period-End Loans	1.11%	0.99%
Allowance for Credit Losses to Period-End Nonperforming Loans	198.45%	159.69%
Nonperforming Loans to Period-End Loans	0.56%	0.62%
Nonperforming Assets to Period-End Assets	0.44%	0.50%